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                                                                    EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Source Interlink Companies, Inc.
Bonita Springs, Florida


We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 3 to this Registration Statement of our report dated April 30, 2003, except for Note 20 which is as of March 1, 2004 relating to the consolidated financial statements of Source Interlink Companies, Inc. which is contained in that Prospectus, and to the incorporation in the Prospectus by reference of our reports dated April 30, 2003 except for Note 20 which is as of March 1, 2004, relating to the consolidated financial statements and dated April 30, 2003 relating to the schedule of Source Interlink Companies, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended January 31, 2003.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO SEIDMAN, LLP

Chicago, Illinois
March 2, 2004